UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2004

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 1, 2004, American Software, Inc. (the “Company”) filed a Current Report on Form 8-K reporting the acquisition of substantially all of the assets of Demand Management, Inc. by Logility, Inc., which is an 87% owned subsidiary of the Company. This amendment number 1 amends Item 9.01 of the subject Current Report on Form 8-K to provide the financial statements and pro forma financial information as set forth in Item 9.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2004, our Logility subsidiary acquired certain assets and the distribution channel of privately-held Demand Management, Inc. (“DMI”), a St. Louis-based provider of supply chain planning systems marketed under the Demand Solutions® brand, for $9.5 million in cash, less working capital and cash on hand, for a net cash consideration of $8.7 million. Under the terms of the agreement, the business and assets of Demand Management were acquired by a wholly-owned subsidiary of Logility.

In accordance with SFAS No. 141, “Business Combinations,” the acquisition has been accounted for under the purchase method of accounting. The fair values of the assets acquired and liabilities assumed represent management’s estimate of current fair values. Logility allocated the total purchase price to the net tangible assets and intangible assets acquired based on estimates of fair value at the date of acquisition. The allocation of the total purchase price to the acquired technology and other intangible assets, including tradenames and maintenance contracts, was based on management’s best estimate. The estimating process included a consultation and review with a third party appraiser. Logility allocated $6.2 million of the total purchase price to goodwill, which is deductible for income tax purposes.

The preliminary calculation of the total purchase price was as follows (in thousands):

Tangible Net Book Value	$900
Business Restructuring	(425)
Acquisition Expenses	(425)
Intangible Asset to be Amortized	2,400
Goodwill	6,241

Net Cash Outlay	8,691
Working Capital Adjustment	590
Closing Cash	219

Total Purchase Price	$9,500

The following preliminary allocation of the total purchase price reflects the fair value of the assets acquired and liabilities assumed as of September 30, 2004 (in thousands):

Accounts receivable	$1,997
Deferred sales commissions	780
Prepaid expenses and other current assets	209
Property and equipment	26
Other non-current assets	217
Intangible assets[1]	2,400
Goodwill	6,241
Accounts payable	(1,039)
Accrued expenses and other current liabilities	(990)
Deferred revenue	(1,150)

Total Cash Outlay	8,691
Cash and cash equivalents	219
Working capital adjustment	590

Total Purchase Price	$9,500

[1]	Includes $1 million for distribution channels, $800,000 for customer relationships, and $300,000 for trademarks, all of which are subject to straight-line amortization over a period of six years. Also includes $300,000 for current technology, which is subject to straight-line amortization over a period of three years.

SFAS 141 requires that an acquiring enterprise allocate the cost of an entity acquired in a business combination to the individual assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The fair value of maintenance deferred revenues in a business combination generally is not readily available and, accordingly, in practice, the fair value of an assumed liability (which must arise from a legal performance obligation) related to deferred revenue is estimated based on the direct cost of fulfilling the obligation plus a normal profit margin thereon. Also, in practice, the normal profit margin is limited to the profit margin on the costs to provide the product or service (that is, the fulfillment effort).

Management believes that the purchase accounting related to the DMI acquisition will be finalized by the end of our current fiscal year.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements.

Audited balance sheet of Demand Management, Inc. as of September 30, 2004 and December 31, 2003, and the related audited statements of operations and retained earnings and cash flows for the nine months ended September 30, 2004 and the 12 months ended December 31, 2003.

DEMAND MANAGEMENT, INC

(AN S CORPORATION)

BALANCE SHEETS

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$67,499	$848,943
Accounts receivable	1,996,800	2,135,072
Other receivables	478,280	154,196
Deferred commissions	780,080	822,791
Prepaid expenses	136,329	144,884

Total Current Assets	3,458,988	4,105,886

EQUIPMENT AND LEASEHOLD IMPROVEMENTS	144,899	201,849

OTHER ASSETS	216,645	150,935

TOTAL ASSETS	$3,820,532	$4,458,670

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable	$1,144,428	$894,059
Accrued payroll and related expenses	124,425	243,102
Deferred revenue	2,780,503	3,211,128

Total Current Liabilities	4,049,356	4,348,289

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Class A - Authorized 50,000 shares of $1 par value; issued and outstanding 20,000 shares	20,000	20,000
Class B - Authorized 15,000 shares of $1 par value; issued 15,000 shares, none outstanding	15,000	15,000
Additional paid-in capital	296,000	296,000
Accumulated Deficit	(402,824)	(63,619)
Less 15,000 shares of Class B treasury stock, at cost	(157,000)	(157,000)

Total Stockholders’ Equity (Deficiency)	(228,824)	110,381

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)	$3,820,532	$4,458,670

DEMAND MANAGEMENT, INC

(ANS CORPORATION)

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)

FOR THE PERIODS ENDED SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

	9 months 2004	12 months 2003
REVENUES
License fees	$2,810,004	$3,468,712
Services	771,309	456,650
Maintenance	3,908,986	5,064,507

Total Revenues	7,490,299	8,989,869

COST OF REVENUES
License fees	1,457,207	1,702,138
Services	539,288	267,430
Maintenance	1,478,845	1,905,956

Total Cost of Revenues	3,475,340	3,875,524

GROSS MARGIN	4,014,959	5,114,345

OPERATING EXPENSES
Research and development	1,309,014	1,879,909
Sales and marketing	1,731,418	2,115,468
General and administrative	1,055,899	1,274,212

Total Operating Expenses	4,096,331	5,269,589

OPERATING LOSS	(81,372)	(155,244)

OTHER INCOME (EXPENSE)
Interest income	2,431	5,021
Miscellaneous income	5,822	8,519
Loss on disposal of assets	(65,159)	(17,227)
Net Gain (Loss) on foreign exchange	(9,362)	71,142

Total Other Income (Expense)	(66,268)	67,455

NET LOSS	(147,640)	(87,789)

RETAINED EARNINGS (ACCUMULATED DEFICIT)
Beginning of year	(63,619)	262,439
Distributions	(191,565)	(238,269)

End of year	$(402,824)	$(63,619)

DEMAND MANAGEMENT, INC

(AN S CORPORATION)

STATEMENTS OF CASH FLOWS

FOR THE PERIODS ENDED SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

	9 months 2004	12 months 2003
OPERATING ACTIVITIES
Net loss	$(147,640)	$(87,789)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	59,746	110,706
Loss on disposal of assets	65,159	17,227
(Increase) Decrease in operating assets:
Accounts receivable	138,272	(517,526)
Other receivables	(324,084)	337,987
Deferred commissions	42,711	(62,109)
Prepaid expenses	8,555	(20,368)
Other assets	(65,710)	(50,695)
Increase (Decrease) in operating liabilities:
Accounts payable	250,369	112,597
Accrued payroll and related expenses	(118,677)	(8,832)
Deferred revenue	(430,625)	346,305

Net cash flow (used in) provided by operating activities	(521,924)	177,503

INVESTING ACTIVITY
Purchase of equipment and leasehold improvements	(67,955)	(66,136)

FINANCING ACTIVITY
Distributions	(191,565)	(238,269)

CASH
Net decrease	(781,444)	(126,902)
Beginning of year	848,943	975,845

End of year	$67,499	$848,943

DEMAND MANAGEMENT, INC.

(AN S CORPORATION)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

1.	SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of operations and significant accounting policies of Demand Management, Inc., (the “Company” or “Demand”), is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Business Operations and Concentration Risk

Demand Management specializes in developing software products for managing the demand side of manufacturing and distribution businesses. The Demand Solutions collection of products include: Forecasting, Production Planning, Inventory Control, ABC Analysis, Planning Bills, Aggregation/Proration, CPFR, Demand Requirements Planning (DRP), Query, Vendor Managed Inventory/Quick Response, Rough-Cut Capacity Planning, DSStores – a store level replenishment system, and the Company’s newest product, DSView. The modular nature of the products enables customers to tailor their Supply Chain Management Solution to their needs. The products operate in virtually any size business. Demand Solutions products also serve a broad variety of industries, from food to industrial valves, from sewing notions to golf products. Demand Management has representation in 17 countries with over 90 people who sell, train and implement Demand Solutions software products.

Financial Statement Presentation

The financial statements are presented prior to the sale of substantially all operating assets as discussed in Note 2.

Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

DEMAND MANAGEMENT, INC

(AN S CORPORATION).

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

Revenue Recognition

The company recognizes revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. The company recognizes revenues in connection with license agreements for standard proprietary software upon delivery of the software, provided collection is considered probable, the fee is fixed or determinable, there is evidence of an arrangement, and vendor specific objective evidence exists with respect to any undelivered elements of the arrangement.

Maintenance fees are generally billed annually in advance and the resulting revenues are recognized ratably over the term of the maintenance agreement. Service fees are billed under both time and materials and fixed fee arrangements and primarily include consulting, implementation, and training. Demand recognizes them as services are performed. Deferred revenue represents advance payments or billing for software licenses, services, and maintenance billed in advance of the time revenue is recognized.

Generally, the company’s software products do not require significant modification or customization. Installation of the products is normally routine and is not essential to the functionality of the product. Sales frequently include maintenance contracts and professional services with the sale of the software licenses. The company has established vendor-specific objective evidence of fair value (VSOE) for the maintenance contacts and professional services. The company determines fair value based on the prices charged to customers when those elements are sold separately. Maintenance revenues, including those sold with the initial license fee, are deferred based on VSOE, and recognized ratably over the maintenance contract period. The company recognizes consulting and training service revenues, including those sold with license fees, as services are performed based on their established VSOE. The company determines the amount of revenue allocated to the licenses sold with services or maintenance using the “residual method” of accounting. Under the residual method, the company allocates the total value of the arrangement first to the undelivered elements based on their VSOE and allocates the remainder to license fees.

Foreign Currency Transactions

Foreign currency transaction gains and losses are included in income currently and classified as other income. During the nine months of 2004, Demand recognized a net foreign currency loss of $9,362. During 2003, Demand recognized a net foreign currency gain of $71,142.

DEMAND MANAGEMENT, INC

(AN S CORPORATION).

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

Cash and Cash Equivalents

For the purpose of the statement of cash flows, cash and cash equivalents include demand deposits, money market accounts, and Treasury bills with maturities of three months or less.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts.

Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

Equipment and Leasehold Improvements

Demand depreciates equipment and amortizes leasehold improvements over their estimated useful lives using both the straight-line and accelerated methods.

Software Development

Demand capitalizes the cost of software development and amortizes it on a straight-line basis over the expected life of the product once they establish technological feasibility for the product. The capitalized software development costs have been fully amortized.

Concentration Risks

Annual maintenance agreements make up 52% and 56% of revenues during 2004 and 2003, respectively. One product accounted for 13% and 17% of revenues in 2004 and 2003, respectively.

The Company maintains its cash deposits at high credit quality financial institutions. Balances, at times, may exceed insured limits. Management feels the risk of loss is remote. At September 30, 2004, the cash deposits exceeded insured limits by approximately $70,000.

Income Taxes

The Company elected S-Corporation status; therefore earnings and losses are included in the personal income tax returns of the stockholders and the financial statements do not include a provision for income taxes.

DEMAND MANAGEMENT, INC

(AN S CORPORATION).

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

2.	SALE OF ASSETS

After the close of business, September 30, 2004, Demand Management, Inc. (a Georgia corporation) (“Buyer”) purchased the operating assets and assumed the operating liabilities of Demand Management, Inc. (a Missouri corporation). The assets purchased include all real, tangible and intangible property of the Company, as described in the Asset Purchase Agreement.

Purchase Price (subject to adjustments)	$9,500,000
Estimated Working Capital Adjustment (*)	(355,787)
Estimated Cash Retained by Company	(387,496)

Cash Paid by Buyer	$8,756,717

(*)	tentative adjustment subject to final calculation

A required portion of the sale proceeds were placed in escrow accounts: a “General Escrow Amount”, totaling $500,000, purpose to protect the Buyer from potential unrecorded or unknown liabilities and a “Tax Escrow Amount”, totaling $1,033,000, purpose to protect the Buyer from potential outstanding international, state, and local sales tax liabilities of the Company. The funds in the “General Escrow Amount” account will be held for a period of 12 months and the funds in the “Tax Escrow Amount” account will be held for a period of 36 months. Funds can be withdrawn upon mutual agreement between buyer and seller and the presentation of documentation satisfactory to the seller.

DEMAND MANAGEMENT, INC

(AN S CORPORATION).

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

The following table represents the effect of the sale transaction:

	Amounts Prior to Sale	Amounts Transferred to Buyer	Amounts Retained by the Company
Cash	$67,499	$—	$67,499
Receivables	2,475,080	2,102,112	372,968
Fixed Assets	144,899	144,899
Other Assets	1,133,054	1,133,054

Total Assets	$3,820,532	$3,380,065	$440,467

Accounts Payable	$1,144,428	$923,024	$221,404
Accrued Expenses	124,425	124,425
Deferred Income	2,780,503	2,780,503

Total Liabilities	4,049,356	3,827,952	221,404
Stockholders’ Deficiency	(228,824)	(447,887)	219,063

Total Liabilities and Stockholders’ Deficiency	$3,820,532	$3,380,065	$440,467

3.	ACCOUNTS RECEIVABLE

	2004	2003
Accounts receivable	$2,246,173	$2,435,072
Allowance for doubtful accounts	(249,373)	(300,000)

Accounts Receivable, Net	$1,996,800	$2,135,072

4.	EQUIPMENT AND LEASEHOLD IMPROVEMENTS

	2004	2003
Data processing and office equipment	$382,054	$394,606
Computer software	222,281	216,135
Furniture and fixtures	259,761	271,821
Leasehold improvements	—	68,675

	864,096	951,237
Less accumulated depreciation	(719,197)	(749,388)

Net Book Value	$144,899	$201,849

DEMAND MANAGEMENT, INC

(AN S CORPORATION).

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

Depreciation and amortization expense amounted to $59,746 and $110,706 in 2004 and 2003, respectively.

5.	LINE OF CREDIT

On September 27, 2004, the Company terminated their $700,000 line of credit agreement. No outstanding balance existed at the time of termination or at December 31, 2003.

6.	CAPITAL STOCK

The Company’s capital stock consists of Class A and Class B common stock. Holders of Class A stock possess one vote per share, and holders of Class B maintain no voting rights. At September 30, 2004 and December 31, 2003, the Company held all of Class B shares issued in treasury.

7.	RELATED PARTY TRANSACTIONS

The Company entered into an agency agreement, giving Demand Solutions (Europe) Ltd. (DSE), a company with common majority shareholders, the exclusive right to act as the Managing Agent for the sale of software developed by the company; territory includes: Europe, the Middle East, and Africa. The Company receives 10% of DSE’s product gross revenue plus 75% of DSE’s available distributable profits. Pursuant to the aforementioned agreement the company earned approximately $369,000 and $167,000 for 2004 and 2003, respectively. The amount due from DSE at September 30, 2004 and December 31, 2003 totaled approximately $352,000 and $79,000, respectively and has been included in other receivables on the financial statements.

8.	DEFINED CONTRIBUTION PENSION PLAN

The Company sponsored a simplified employee pension plan (SEP), a type of defined contribution plan. Demand terminated the plan on December 31, 2003. The Company allowed participants to role their balances into the company 401(k) plan.

On January 1, 2004, the Company adopted a 401(k) plan with a profit-sharing attribute. Profit sharing contributions are discretionary and based upon participant compensation as a percentage of total eligible compensation. During 2004, the Company elected not to contribute to the plan.

DEMAND MANAGEMENT, INC

(AN S CORPORATION).

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

Participants may elect to contribute up to a maximum of 75% of their compensation, subject to statutory limits.

9.	LEASES

The Company leases office space in St. Louis County, Missouri. The 60-month lease expires October 31, 2004 and will continue on a month-to-month basis, if necessary.

During August, 2004, the Company amended the lease agreement to lease new office space in St. Louis County, Missouri. The 66-month lease is expected to commence on November 1, 2004. Future minimum monthly lease payments will approximate; $9,000 from commencement date through October 31, 2005, $18,400 from November 1, 2005 through October 31, 2006, $18,800 from November 1, 2006 through October 31, 2007, $19,200 from November 1, 2007 through October 31, 2008 and $19,600 from November 1, 2008 through the expiration date.

Rent expense, including fees for parking and shared operating expenses, approximated $183,000 and $241,000 for 2004 and 2003, respectively.

10.	CONTINGENT LIABILITIES

During 2003, The Company began negotiations with various states concerning a proposal under which the Company would voluntarily begin collecting state sales and use taxes on a prospective basis. As of September 30, 2004, management has not determined if a potential sales tax liability exists, therefore, they cannot estimate a contingency amount and no accrual has been recorded. See Note 2 for information regarding the “Tax Escrow Amount”.

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Demand Management, Inc.

St. Louis, Missouri

We have audited the accompanying balance sheets of Demand Management, Inc. (an S corporation), as of September 30, 2004 and December 31, 2003, and the related statements of operations, retained earnings (accumulated deficit), and cash flows for the nine month period January 1, 2004 through September 30, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Demand Management, Inc., as of September 30, 2004 and December 31, 2003, and the results of its operations and cash flows for the nine month period January 1, 2004 through September 30, 2004 and year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Bergman, Schraier & Co. P.C.

St. Louis, Missouri

November 2, 2004

(b) Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated statements of operations have been prepared to give effect to the acquisition by Logility, Inc., an 87% owned subsidiary of American Software, Inc., of the assets and the liabilities of Demand Management, Inc., using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined financial statements.

The tables that follow present unaudited pro forma condensed consolidated financial statements for American Software and Demand Management for the three months ended July 31, 2004 and for the year ended April 30, 2004 as if the acquisition had been completed on May 1, 2003. Because American Software and Demand Management historically have used different fiscal periods, for purposes of the unaudited pro forma condensed consolidated financial statements the three months ended September 30, 2004 and the twelve months ended March 31, 2004 for Demand Management were used.

A pro forma balance sheet as of July 31, 2004 is not presented within since our October 31, 2004 condensed consolidated balance sheet, as previously filed with the Securities and Exchange Commission on report Form 10-Q for the quarter ended October 31, 2004, reflects the acquisition of Demand Management.

The pro forma information is based upon the historical financial statements of American Software and Demand Management and the assumptions, estimates and adjustments described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of American Software that would have been reported had the acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of American Software at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of income for synergistic benefits or cost savings that may be realized through the combination of Logility and Demand Management or costs that may be incurred in integrating their operations. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of American Software, which are included in its annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q, which are incorporated by reference, and the historical financial statements and related notes of Demand Management that are included in this Form 8-K/A.

American Software, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended April 30, 2004

	Historical
	American Software, Inc. 12 months ended April 30, 2004	Demand Management, Inc. 12 months ended March 31, 2004 2004	Pro Forma Adjustments		Pro Forma Combined
Revenues:
License fees	$12,353	$3,629	$(167	)(a)	$15,815
Services and other	24,407	528	0		24,935
Maintenance	17,898	5,134	0		23,032

Total revenues	54,658	9,291	(167)		63,782

Cost of revenues:
License fees	4,322	1,695	100	(b)	6,117
Services and other	16,747	337	0		17,084
Maintenance	4,678	1,945	0		6,623

Total cost of revenues	25,747	3,977	100		29,824

Gross Margin	28,911	5,314	(267)		33,958

Operating expenses:
Research and development costs	4,203	1,887	0		6,090
Sales and marketing	11,459	2,229	0		13,688
General and administrative	9,259	1,272	0		10,531
Amortization of acquisition related intangibles	0	0	350	(b)	350

Total operating expenses	24,921	5,388	350		30,659

Operating income	3,990	(74)	(617)		3,299

Other income, net	2,055	59	(156	)(c)	1,958
Minority Interest	(246)	0	102	(d)	(144)

Earnings before income taxes	5,799	(15)	(671)		5,113

Income taxes	82	—	—		82

Net earnings	$5,717	$(15)	$(671)		$5,031

Net earnings per common share:

Basic:	$0.25				$0.22

Diluted:	$0.23				$0.20

Shares used in the calculation of net earnings per common share:
Basic	22,851				22,851

Diluted	24,640				24,640

See the accompanying notes to the unaudited pro forma financial information.

American Software, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Three Months Ended July 31, 2004

	Historical
	American Software, Inc. 3 months ended July 31, 2004	Demand Management, Inc. 3 months ended September 30, 2004	Pro Forma Adjustments		Pro Forma Combined
Revenues:
License fees	$2,557	$1,113	(123	)(a)	$3,547
Services and other	6,779	361	0		7,140
Maintenance	4,369	1,221	0		5,590

Total revenues	13,705	2,695	(123)		16,277

Cost of revenues:
License fees	903	766	25	(b)	1,694
Services and other	4,719	212	0		4,931
Maintenance	1,158	488	0		1,646

Total cost of revenues	6,780	1,466	25		8,271

Gross Margin	6,925	1,229	(148)		8,006

Operating expenses:
Research and development costs	1,142	424	0		1,566
Sales and marketing	2,895	489	0		3,384
General and administrative	2,323	357	0		2,680
Amortization of acquisition related intangibles	0	0	88	(b)	88

Total operating expenses	6,360	1,270	88		7,718

Operating income	565	(41)	(236)		289

Other income, net	633	(60)	(39	)(c)	534
Minority Interest	(48)	0	49	(d)	1

Earnings before income taxes	1,150	(101)	(226)		823

Income taxes	—	—	—		—

Net earnings	$1,150	$(101)	$(226)		$823

Net earnings per common share:

Basic:	$0.05				$0.03

Diluted:	$0.05				$0.03

Shares used in the calculation of net earnings per common share:
Basic	23,563				23,563

Diluted	25,058				25,058

See the accompanying notes to the unaudited pro forma financial information.

American Software, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Financial Information

Pro forma adjustments to the statements of operations include the following:

(a) DMI’s agency agreement with Demand Solutions (Europe) Ltd. (“DSE”) expired at the time of acquisition. DMI earned approximately $369,000 for the nine months ended September 30, 2004, and $167,000 for the year ended December 31, 2003 from its agency agreement with DSE. Because this agreement expired at the time of the acquisition, these amounts have been deducted from agency license fee revenues. For the three months ended September 30, 2004, a pro-rata adjustment was made to the nine months’ total. Subsequent to the acquisition, DSE will act as a value-added reseller on Logility’s behalf.

(b) $2.4 million of intangible assets were acquired through the purchase of DMI. This amount includes $1 million for distribution channels, $800,000 for customer relationships, and $300,000 for trademarks, all of which are subject to straight-line amortization over a period of six years. It also includes $300,000 for current technology, which is subject to straight-line amortization over a period of three years as part of cost of license fees.

(c) Included in other income is an adjustment for interest income that would not have been earned had the acquisition occurred on May 1, 2003. An annualized investment yield of 1.8% is applied to the net cash outlay of $8,691,000.

(d) Minority interest is a function of our majority-owned subsidiaries’ earnings or losses, with minority interest losses recorded when these subsidiaries have earnings, and minority interest earnings recorded when they have losses.

(c) Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated as of September 30, 2004 by and among Demand Management, Inc., a Georgia corporation, as purchaser; Demand Management, Inc., a Missouri corporation, as Seller; and Stephen Johnston and Michael Campbell, as shareholders, incorporated by reference to Exhibit 10.1 filed with Quarterly Report on Form 10-Q of the Registrant for the Quarter ended October 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

By:	/s/ Vincent C. Klinges
Name:	Vincent C. Klinges
Title:	Chief Financial Officer

Dated: December 16, 2004